Exhibit 99.1

Vicarious Surgical Strengthens Executive Team with Appointment of

Randy Clark as Company President

WALTHAM, Mass. -- (BUSINESS WIRE) -- Vicarious Surgical Inc. (“Vicarious Surgical” or the “Company”) (NYSE: RBOT, RBOT WS), a next-generation robotics technology company seeking to improve patient outcomes as well as both the cost and efficiency of surgical procedures, today announced that Randy Clark has been appointed President effective today, January 29, 2024.

As Vicarious Surgical prepares for its next phase of growth following the anticipated finalization of the Vicarious Surgical Version 1.0 System (“V1.0”), the newly established role of President is designed to fortify organizational alignment and focus on the Company’s long-term needs and objectives. Reporting to Chief Executive Officer Adam Sachs, Mr. Clark will assume responsibility for the day-to-day oversight of many core business functions including product development, operations, clinical, regulatory and quality affairs, and human resources.

“We are thrilled to announce Randy’s addition to the Vicarious Surgical team, especially during this pivotal phase for the Company as we approach the finalization of the V1.0 system this fall”, said Adam Sachs, Co-Founder & Chief Executive Officer of Vicarious Surgical. “With decades of cross-functional experience in leading medical device organizations, Randy brings a wealth of expertise, particularly within manufacturing and supply-chain. His well-established track record of successfully guiding organizations from development stage to commercial launch is a testament to his capabilities, and we anticipate his expertise and leadership will play a crucial role in shaping our future success.”

Mr. Clark joins as an accomplished leader with more than 20 years of medical device industry experience and has been instrumental in the development, manufacture, and commercialization of several innovative medical device solutions throughout his career. Most recently, Mr. Clark served as the Global President of the Health Solutions Business Unit at Flex Ltd., a prominent global supply chain, manufacturing, and design solutions provider. Prior to this, he spent 15 years at Olympus Corporation of the Americas, where he held various roles with increasing responsibilities, ultimately serving as President and a member of their board of directors, overseeing full P&L management for the Americas. Mr. Clark earned a Bachelor of Science in Business Administration from Drake University, a Master of Business Administration degree from Colorado State University, and completed the Advanced Management program at Harvard Business School.

“Vicarious Surgical has pioneered a revolutionary method for minimally invasive surgery. I am confident that this innovation will greatly benefit our hospital system and surgeon partners, and, above all, the patients. I am excited about participating in this transformative journey and playing a role in turning Vicarious Surgical’s vision and mission into tangible reality”, said Randy Clark, President of Vicarious Surgical.

About Vicarious Surgical

Founded in 2014, Vicarious Surgical is a next generation robotics company, developing a unique disruptive technology with the multiple goals of substantially increasing the efficiency of surgical procedures, improving patient outcomes, and reducing healthcare costs. The Company’s novel surgical approach uses proprietary human-like surgical robots to virtually transport surgeons inside the patient to perform minimally invasive surgery. The Company is led by an experienced team of technologists, medical device professionals and physicians, and is backed by technology luminaries including Bill Gates, Vinod Khosla’s Khosla Ventures, Innovation Endeavors, Jerry Yang’s AME Cloud Ventures, Sun Hung Kai & Co. Ltd and Philip Liang’s E15 VC. The Company is headquartered in Waltham, Massachusetts. Learn more at www.vicarioussurgical.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. The company’s actual results may differ from its expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. All statements other than statements of historical facts contained herein, including without limitation statements about the finalization of the Vicarious Surgical Version 1.0 System, among other things, are forward-looking statements that reflect the current beliefs and expectations of management. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside Vicarious Surgical’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: changes in applicable laws or regulations; the ability of Vicarious Surgical to raise financing in the future; the success, cost and timing of Vicarious Surgical’s product and service development activities; the potential attributes and benefits of Vicarious Surgical’s product candidates and services; Vicarious Surgical’s ability to obtain and maintain regulatory approval for the Vicarious System on the timeline it expects, and any related restrictions and limitations of any approved product; the size and duration of human clinical trials for the Vicarious Surgical; Vicarious Surgical’s ability to identify, in-license or acquire additional technology; Vicarious Surgical’s ability to maintain its existing license, manufacture, supply and distribution agreements and scale manufacturing of the Vicarious Surgical System and any future product candidates to commercial quantities; Vicarious Surgical’s ability to compete with other companies currently marketing or engaged in the development of products and services that Vicarious Surgical is currently marketing or developing, as well as with the use of open surgeries; the size and growth potential of the markets for Vicarious Surgical’s product candidates and services, and its ability to serve those markets, either alone or in partnership with others; the pricing of Vicarious Surgical’s product candidates and services and reimbursement for medical procedures conducted using its product candidates and services; the company’s ability to meet its estimates regarding expenses, revenue, capital requirements, cash runway and needs for additional financing; Vicarious Surgical’s financial performance; Vicarious Surgical’s intellectual property rights, its ability to protect or enforce these rights, and the impact on its business, results and financial condition if it is unsuccessful in doing so; economic downturns, political and market conditions and their potential to adversely affect Vicarious Surgical’s business, financial condition and results of operations; and other risks and uncertainties indicated from time to time in Vicarious Surgical’s filings with the SEC. Vicarious Surgical cautions that the foregoing list of factors is not exclusive. The company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Vicarious Surgical does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Investor Contact
Kaitlyn Brosco
Vicarious Surgical
Kbrosco@vicarioussurgical.com

Marissa Bych
Gilmartin Group
Marissa@gilmartinir.com

Media Inquiries
media@vicarioussurgical.com